Exhibit 10.11.1

EXECUTION VERSION

OMNIBUS AMENDMENT TO MASTER REPURCHASE AGREEMENT AND THIRD

AMENDED AND RESTATED PRICING SIDE LETTER

THIS OMNIBUS AMENDMENT TO MASTER REPURCHASE AGREEMENT AND THIRD AMENDED AND RESTATED PRICING SIDE LETTER, dated as of December 14, 2020 (this “Amendment”), is by and between UNITED SHORE FINANCIAL SERVICES, LLC, a Michigan limited liability company, as seller (the “Seller”) and JEFFERIES FUNDING LLC, a Delaware limited liability company, as the buyer (the “Buyer”). Unless otherwise defined herein, capitalized terms used in this Amendment have the meanings assigned to such terms in the Repurchase Agreement (as defined below).

RECITALS

WHEREAS, the Buyer and the Seller have entered into that certain Master Repurchase Agreement, dated as of March 7, 2019 (as amended, restated, supplemented or otherwise modified to the date hereof and by this Amendment, the “Repurchase Agreement”);

WHREAS, the Buyer and the Seller have entered into that certain Third Amended and Restated Pricing Side Letter, dated as of April 22, 2020 (as amended, restated, supplemented or otherwise modified to the date hereof and by this Amendment, the “Pricing Side Letter” and together with the Repurchase Agreement, the “Agreements”);

WHEREAS, the Seller has notified the Buyer that the Seller plans to change its name to “United Wholesale Mortgage, LLC”, effective as of December 14, 2020 (the “Name Change”);

WHEREAS, the Buyer and the Seller have agreed, subject to the terms and conditions of this Amendment, that the Repurchase Agreement and the Pricing Side Letter be amended to reflect certain agreed upon changes in connection with the Name Change;

NOW, THEREFORE, in consideration of the mutual covenants made herein, and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Definitions. The following terms used in this Amendment shall have the meanings set forth below:

“eCommerce Laws” shall mean ESIGN, UETA, any applicable state or local equivalent or similar laws and regulations, and any rules, regulations and guidelines promulgated under any of the foregoing.

“ESIGN” shall mean the Electronic Signature In Global and National Commerce Act, Pub. L. No. 106-229, 114 Stat. 464 (codified at 15 U.S.C. §§ 7001-31), as the same may be supplemented, amended, recodified or replaced from time to time.

“UETA” shall mean the Uniform Electronic Transactions Act, as adopted in the relevant jurisdiction, and as may be supplemented, modified or replaced from time to time.

SECTION 2. Amendments to Repurchase Agreement. Effective as of the date hereof, the Repurchase Agreement is hereby amended as follows:

a. As of the Effective Date, the definition of “Seller” and all related references to “Seller” in the Repurchase Agreement and the other Program Documents shall be deemed to refer to “United Wholesale Mortgage, LLC”.

b. Paragraph 4 of Annex I of the Repurchase Agreement is hereby amended by amending and restating the definition of “Change of Control” in its entirety as follows:

“Change of Control” shall mean

(a) any transaction or event as a result of which any “person” or “group” (as such terms are used for purposes of Sections 13(d) and 14(d) of the 1934 Act), other than Permitted Holders, is or becomes the beneficial owner directly or indirectly, of more than 50% of the total voting power of UWM Corporation, and thereafter, the Permitted Holders are the beneficial owners, directly or indirectly, of less than 50% of the total voting power of UWM Corporation; or

(b) any transaction or event as a result of which UWM Corporation ceases to serve as the manager, directly or indirectly, of the Seller;

(c) the sale, transfer, or other disposition of all or substantially all of the Seller’s assets (excluding any such action permitted under this Agreement or taken in connection with any securitization transaction or routine sales of Mortgage Loans and Servicing Rights); or

(d) the consummation of a merger or consolidation of the Seller with or into another entity or any other corporate reorganization, if more than 50% of the combined voting power or equity interests of the continuing or surviving entity’s equity outstanding immediately after such merger, consolidation or such other reorganization is owned by persons who were not equity holders of the Seller immediately prior to such merger, consolidation or other reorganization.

For purposes of this definition, “Permitted Holders” shall mean (i) SFS Holding Corp., (ii) any of the stockholders of SFS Holding Corp., (iii) any beneficiary of any such stockholder to the extent that such stockholder is a trust, and (iv) any other trust or entity to the extent that any person described in clauses (i) – (iii) beneficially owns or controls such trust or entity.

For purposes of this definition, “beneficially owns” or “beneficial ownership” shall be determined pursuant to Rule 13d-3 under the 1934 Act.

c. Paragraph 22(i)(a) of Annex I of the Repurchase Agreement is hereby amended by replacing “$100,000,000.00” with “$700,000,000.00”.

d. Paragraph 22(i)(c) of Annex I of the Repurchase Agreement is hereby amended by replacing “$20,000,000.00” with “$100,000,000.00”.

SECTION 3. Amendments to Pricing Side Letter. Effective as of the date hereof, the Pricing Side Letter is hereby amended as follows:

As of the Effective Date, the definition of “Seller” and all related references to “Seller” in the Pricing Side Letter shall be deemed to refer to “United Wholesale Mortgage, LLC”.

SECTION 4. Agreements in Full Force and Effect as Amended. As specifically amended hereby, the Repurchase Agreement, the Pricing Side Letter and each of the other Program Documents remains in full force and effect. All references to the Repurchase Agreement, the Pricing Side Letter or any other Program Document shall be deemed to mean the Repurchase Agreement, the Pricing Side Letter or such Program Document, as applicable, as supplemented and amended pursuant to this Amendment. This Amendment shall not constitute a novation of the Repurchase Agreement, the Pricing Side Letter or any other Program Document, but is a supplement thereto. The parties hereto agree to be bound by the terms and conditions of the Repurchase Agreement, the Pricing Side Letter and Program Documents, each as amended or supplemented by this Amendment, to the same effect as if such terms and conditions were set forth herein verbatim.

SECTION 5. Conditions to Effectiveness of this Amendment. This Amendment shall become effective on the day (the “Effective Date”) when the Buyer has received (i) a copy of this Amendment, duly executed by each of the parties hereto and (ii) written notice and evidence from the Seller that the Name Change has been consummated.

SECTION 6. Miscellaneous.

(i) This Amendment may be executed in any number of counterparts, and by the different parties hereto on the same or separate counterparts, each of which shall be deemed to be an original instrument but all of which together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page by facsimile or other electronic means shall be effective as delivery of a manually executed counterpart of this Amendment. Documents executed, scanned and transmitted electronically, and electronic signatures, shall be deemed original signatures for purposes of this Amendment and any related documents and all matters related thereto, with such scanned and electronic signatures having the same legal effect as original signatures. The parties agree that this Amendment and any related document may be accepted, executed or agreed to through use of an electronic signature in accordance with applicable eCommerce Laws. Any document accepted, executed or agreed to in conformity with such eCommerce Laws, by one or both parties, will be binding on both parties the same as if it were physically executed. Each party consents to the commercially reasonable use of third party electronic signature capture service providers and record storage providers.

(ii) If any party executes this Amendment or any other related document via electronic signature, (i) such party’s creation and maintenance of such party’s electronic signature to this Amendment or related document and such party’s storage of its copy of the fully executed Amendment or related document will be in compliance with applicable eCommerce Laws to ensure admissibility of such electronic signature and related electronic records in a legal proceeding, (ii) such party has controls in place to ensure compliance with applicable eCommerce Laws, including, without limitation, §201 of ESIGN and §16 of UETA, regarding such party’s electronic signature to the Amendment or related document and the records, including electronic records, retained by such party will be stored to prevent unauthorized access to or unauthorized alteration of the electronic signature and associated records, and (iii) such party has controls and systems in place to provide necessary information, including, but not limited to, such party’s business practices and methods, for record keeping and audit trails, including audit trails regarding such party’s electronic signature to this Amendment or related documents and associated records.

(iii) If any party executes this Amendment or any other related document via electronic signature, such party will produce, upon request by any other party, such affidavits, certifications, records and information regarding the creation or maintenance of such party’s electronic signature to this Amendment or any related document to ensure admissibility of such electronic signature and related electronic records in a legal proceeding.

(iv) The descriptive headings of the various sections of this Amendment are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

(v) This Amendment may not be amended or otherwise modified other than by an agreement in writing signed by each of the parties hereto.

(vi) THIS AMENDMENT AND ANY CLAIM, DISPUTE OR CONTROVERSY ARISING UNDER OR RELATED TO THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO CONFLICTS OF LAWS PRINCIPLES THEREOF OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, WHICH SHALL

GOVERN.

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IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed as of the date first above written.

SELLER:

UNITED SHORE FINANCIAL SERVICES, LLC

By:	/s/ Blake Kolo
Name:	Blake Kolo
Title:	Chief Business officer

[Jefferies/United Shore – Omnibus Amendment]

ACKNOWLEDGED AND AGREED TO:

BUYER:

JEFFERIES FUNDING LLC

By:	/s/ Michael Pillari
Name:	Michael Pillari
Title:	MD

[Jefferies/United Shore – Omnibus Amendment]